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                       Daimler-Benz Vehicle Trust 1996-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.



Collection Period: July 1998
Distribution Date: 8/20/98


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                 Per $1,000 of  Original
                                                                                                      Class A/Class B
                                                                                                    Certificate Amount
                                                                                                    ------------------
 (i)  Principal Distribution
        Class A Amount                                                      $  21,631,845.17         $      27.203430
        Class B Amount                                                      $   1,241,404.75         $      18.326064

(ii)  Interest Distribution
        Class A Amount                                                      $   1,284,411.91         $       1.615230
        Class B Amount                                                      $     109,415.45         $       1.615230

(iii) Monthly Servicing Fee                                                 $     238,261.09         $       0.276108
                                                                            ----------------
        Monthly Supplemental Servicing Fee                                  $           0.00         $       0.000000
        Class A Percentage of the Servicing Fee                             $     219,557.59         $       0.276108
        Class A Percentage of the Supplemental Servicing Fee                $           0.00         $       0.000000
        Class B Percentage of the Servicing Fee                             $      18,703.50         $       0.276108
        Class B Percentage of the Supplemental Servicing Fee                $           0.00

(iv)  Class A Principal Balance (end of Collection Period)                  $ 241,837,264.53
      Class A Pool Factor (end of Collection Period)                               30.412585%
      Class B Principal Balance (end of Collection Period)                  $  20,601,438.16
      Class B Pool Factor (end of Collection Period)                               30.412585%

 (v)  Pool Balance (end of Collection Period)                               $ 262,438,702.69

(vi)  Class A Interest Carryover Shortfall                                  $           0.00
      Class A Principal Carryover Shortfall                                 $           0.00
      Class B Interest Carryover Shortfall                                  $           0.00
      Class B Principal Carryover Shortfall                                 $    (601,351.46)

(vii) Amount Otherwise Distributable to the Seller that is
       Distributed to Either the Class                                      $           0.00         $       0.000000


(viii)Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                      $  26,104,548.94
        Class B Amount                                                      $           0.00

(ix)  Aggregate Purchase Amount of Receivables repurchased by
       the Seller or the Servicer                                           $           0.00


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